Exhibit 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
ONE MANHATTAN WEST
NEW YORK, NY 10001	FIRM/AFFILIATE
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WASHINGTON, D.C.
WILMINGTON
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BEIJING
BRUSSELS
FRANKFURT
HONG KONG
LONDON
MUNICH
PARIS
SÃO PAULO
SEOUL
August 12, 2022	SHANGHAI
SINGAPORE
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The GEO Group, Inc.

4955 Technology Way

Boca Raton, Florida 33431

Re:	The GEO Group, Inc.

Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special United States counsel to The GEO Group, Inc., a Florida corporation (the “Company”) and each of the entities designated in the table on Schedule I hereto as “Covered Guarantors” (the “Covered Guarantors”) and the parties listed on Schedule II hereto as “Non-Covered Guarantors” (the “Non-Covered Guarantors,” and together with the Covered Guarantors, the “Guarantors”).

This opinion letter is being delivered in connection with the proposed registration by the Company and the Guarantors of up to $484,568,000 aggregate principal amount of 10.500% senior second lien secured notes due 2028 (the “New Notes”) and the related guarantees by the Guarantors (collectively, the “New Notes Guarantees”), to be issued by the Company and the Guarantors in connection with the Company’s offers to exchange (collectively, the “Exchange Offers”) such New Notes for any and all validly tendered and outstanding (i) 5.125% Senior Notes due April 1, 2023 (the “Old 2023 Notes”) issued by the Company and (ii) 5.875% Senior Notes due October 15, 2024 (the “Old 2024 Notes” and together with the Old 2023 Notes, the “Old Notes”) issued by the Company, and the related solicitation of consents (collectively, the “Consent Solicitations”) to certain proposed amendments to the indentures governing the Old Notes, in each case, upon the terms and subject to the conditions set forth in the preliminary prospectus, dated July 19,

The GEO Group, Inc.

August 12, 2022

2022 (the “Preliminary Prospectus”) which forms a part of the Registration Statement (as defined below). The New Notes and New Note Guarantees are being registered pursuant to a Registration Statement on Form S-4 filed on July 19, 2022 (Registration No. 333-266208) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). Such Registration Statement, including information deemed to be a part of the Registration Statement pursuant to Rule 430A of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), is hereinafter referred to as the “Registration Statement.” The New Notes will be issued pursuant to an indenture (the “New Notes Indenture”), to be entered into by and among the Company, the Guarantors and Ankura Trust Company, LLC, as trustee (the “New Notes Trustee”) and collateral agent.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinion stated herein, we have examined and relied upon the following:

(a) the Registration Statement;

(b) the Preliminary Prospectus;

(c) an executed copy of the Dealer Manager Agreement, dated July 19, 2022 (the “Dealer Manager Agreement”), by and among the Company, the Guarantors and Lazard Frères & Co. LLC, as dealer manager, relating to the Exchange Offers and Consent Solicitations;

(d) the form of the New Notes Indenture;

(e) the form of global certificate included in the New Notes Indenture evidencing the New Notes to be registered in the name of Cede & Co. (the “New Notes Certificate”);

(f) an executed copy of a certificate of Joseph Negron, General Counsel and Corporate Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(g) copies of each Delaware Opinion Party’s (as defined below) Certificate of Incorporation, Certificate of Formation or Certificate of Limited Partnership, as applicable, certified by the Secretary of State of the State of Delaware as of August 9, 2022, and certified pursuant to the Secretary’s Certificate (the “Delaware Charters”);

The GEO Group, Inc.

August 12, 2022

(h) a copy of the Texas Opinion Party’s (as defined below) Certificate of Incorporation, certified by the Texas Secretary of State as of August 10, 2022, and certified pursuant to the Secretary’s Certificate (the “Texas Charter”);

(i) copies of each Massachusetts Opinion Party’s (as defined below) Articles of Organization or Limited Liability Company Certificate of Organization, as applicable, certified by the Secretary of the Commonwealth of the Commonwealth of Massachusetts as of August 10, 2022, and certified pursuant to the Secretary’s Certificate (the “Massachusetts Charters,” and together with the Delaware Charters and the Texas Charter, the “Certified Charters”);

(j) copies of the By-Laws, as amended and in effect as of the date hereof, or limited liability company agreement or operating agreement, as applicable, of each Delaware Opinion Party, Texas Opinion Party and Massachusetts Opinion Party (the “Limited Liability Company Agreements” and each, a “Limited Liability Company Agreement”), certified pursuant to the Secretary’s Certificate;

(k) executed copies of actions by unanimous written consent of the Board of Directors or the Board of Managers, or actions by written consent of the Manager or Sole Member, as applicable, of each Delaware Opinion Party, Texas Opinion Party and Massachusetts Opinion Party, each adopted on July 19, 2022, certified pursuant to the Secretary’s Certificate;

(l) copies of certificates, dated August 12, 2022, and bringdown verifications thereof, dated the date hereof, from the Secretary of State of the State of Delaware with respect to each Delaware Opinion Party’s existence and good standing in the State of Delaware (collectively, the “Delaware Certificates”);

(m) a copy of a certificate, dated August 12, 2022, and a bringdown verification thereof, dated the date hereof, from the Texas Secretary of State with respect to the Texas Opinion Party’s existence in the State of Texas (the “Texas Existence Certificate”);

(n) a copy of the results of a search, conducted August 14, 2022 as of 8 p.m. from the Franchise Tax Account Status search on the public website of the Texas Comptroller of Public Accounts, indicating that, as of such time, the Texas Opinion Party’s right to transact business in the State of Texas is intact (the “Texas Comptroller Account Status Verification” and, collectively with the Texas Existence Certificate, the “Texas Certificates”); and

The GEO Group, Inc.

August 12, 2022

(o) copies of certificates, dated August 12, 2022, and bringdown verifications thereof, dated the date hereof, from the Secretary of the Commonwealth of the Commonwealth of Massachusetts with respect to each Massachusetts Opinion Party’s legal existence and good standing, as applicable, with the office of the Secretary of the Commonwealth of the Commonwealth of Massachusetts (collectively, the “Massachusetts Certificates”).

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Guarantors and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and the Guarantors and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and the Guarantors and others and of public officials, including those in the Secretary’s Certificate and the factual representations and warranties contained in the Dealer Manager Agreement.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York, (ii) the General Corporation Law of the State of Delaware (the “DGCL”), (iii) the Delaware Limited Liability Company Act (the “DLLCA”), (iv) the Delaware Revised Uniform Limited Partnership Act (“DRULPA”), (v) the Texas For-Profit Corporation Law (the “TFPCL”), (vi) the Massachusetts Business Corporation Act (the “MBCA”) and (vii) the Massachusetts Limited Liability Company Act (the “MLLCA”) (all of the foregoing being referred to as “Opined on Law”).

As used herein:

“Delaware Opinion Parties” means the entities designated in the table on Schedule I hereto as “Delaware Opinion Parties”;

“LLC Covered Opinion Party” means each Delaware Opinion Party identified as such in Schedule I hereto;

“Massachusetts Opinion Parties” means the entities designated in the table on Schedule I hereto as “Massachusetts Opinion Parties”;

“Non-Covered Opinion Parties” means the entities listed on Schedule II hereto;

The GEO Group, Inc.

August 12, 2022

“Opinion Parties” means the Delaware Opinion Parties, Massachusetts Opinion Parties and the Texas Opinion Party;

“Organizational Documents” means those documents listed in paragraphs (g) through (o) above;

“Texas Opinion Party” means the entity designated in the table on Schedule I hereto as “Texas Opinion Party”; and

“Transaction Documents” means the Dealer Manager Agreement, the New Notes Indenture, the New Notes Guarantees and the New Notes Certificate.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that when (a) the Registration Statement becomes effective, (b) the New Notes Indenture has been qualified under the Trust Indenture Act of 1939 and (c) the New Notes Indenture has been duly executed by the Company and the Guarantors and the New Notes Certificate and the New Notes Guarantees have been duly executed by the Company and the Guarantors and duly authenticated by the New Notes Trustee and issued and delivered by the Company upon consummation of the Exchange Offers against receipt of the Old Notes to be surrendered in exchange therefor in accordance with the terms of the Dealer Manager Agreement and the New Notes Indenture, (i) the New Notes Certificate will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms under the laws of the State of New York and (ii) the New Notes Guarantees will constitute valid and binding obligations of each Guarantor, enforceable against such Guarantor in accordance with their terms under the laws of the State of New York.

The opinion stated herein are subject to the following qualifications:

(a) we do not express any opinion with respect to the effect on the opinion stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws or governmental orders affecting creditors’ rights generally, and the opinion stated herein is limited by such laws and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b) we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transactions Documents or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c) except to the extent expressly stated in the opinion contained herein, we have assumed that each of the Transaction Documents constitutes the valid and binding obligation of each party to such Transaction Document, enforceable against such party in accordance with its terms;

The GEO Group, Inc.

August 12, 2022

(d) we do not express any opinion whether the execution or delivery of any Transaction Document by any Opinion Party, the consummation of the transactions contemplated thereby or the performance by any Opinion Party of its obligations under any Transaction Document to which such Opinion Party is a party will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of any Opinion Party or any of its subsidiaries;

(e) we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations;

(f) we do not express any opinion with respect to the enforceability of any provision of any Transaction Document to the extent that such section purports to bind the Company or any Guarantor to the exclusive jurisdiction of any particular federal court or courts;

(g) to the extent that any opinion relates to the enforceability of the choice of New York law provisions contained in any Transaction Document, the opinion stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and (ii) principles of comity and constitutionality;

(h) we do not express any opinion with respect to the enforceability of Section 10.01 of the New Notes Indenture to the extent that such section provides that the obligations of the Guarantors are absolute and unconditional irrespective of the enforceability or genuineness of the New Notes Indenture or the effect thereof on the opinions herein stated; and

(i) we do not express any opinion with respect to the enforceability of the provisions contained in Article Ten of the New Notes Indenture to the extent that such provisions limit the obligation of the Guarantors under the New Notes Indenture or their respective Guarantees or any right of contribution of any party with respect to such Guarantees.

The GEO Group, Inc.

August 12, 2022

In addition, in rendering the foregoing opinion we have assumed that, at all applicable times:

(a) each Non-Covered Opinion Party (i) is duly incorporated or formed, as applicable, and is validly existing and in good standing, (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its organization or formation, as applicable, and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization or formation, as applicable, in connection with the transactions contemplated by, and the performance of its obligations under, the each of the Transaction Documents to which such Non-Covered Opinion Party is a party;

(b) each Non-Covered Opinion Party has requisite corporate or other power and authority to execute, deliver and perform all its obligations under each of the Transaction Documents to which such Non-Covered Opinion Party is a party;

(c) each of the Transaction Documents to which a Non-Covered Opinion Party is a party has been duly authorized, executed and delivered by all requisite corporate or other action on the part of such Non-Covered Opinion Party;

(d) neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, including the issuance of the New Notes: (i) conflicts or will conflict with the certificate of incorporation, certificate of limited partnership, bylaws, limited liability company agreement or limited partnership agreement, as applicable, or any other comparable organizational document of the Company or any Guarantor, (ii) constituted or will constitute a violation of, or a default under, any lease, indenture, agreement or other instrument to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (ii) with respect to those agreements or instruments which are listed in Part II of the Registration Statement or the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, assuming that each of the (1) Third Amended and Restated Credit Agreement, dated as of March 23, 2017, among The GEO Group, Inc., GEO Corrections Holdings, Inc., as the borrowers, the Australian borrowers party thereto, the lenders party thereto and BNP Paribas, as administrative agent, (2) Indenture, dated as of March 19, 2013, by and among the Company, the guarantors party thereto, and Wells Fargo Bank, National Association as trustee, and (3) Indenture, dated as of September 25, 2014, by and among the Company, the guarantors party thereto, and Wells Fargo Bank, National Association as trustee, in each case as amended to date, are amended concurrently with the Exchange Offers and Consent Solicitations as described in the Preliminary Prospectus), (iii) contravened or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iv) violated or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iv) with respect to the Opined-on Law);

(e) neither the execution and delivery by the Company or any Guarantor of the Transaction Documents nor the performance by the Company and such Guarantor of its obligations thereunder, including the issuance of the New Notes, required or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction;

The GEO Group, Inc.

August 12, 2022

(f) the Company, in its capacity as the managing member (the “Managing Member”) of GEO RE Holdings LLC (the “Specified Opinion Party”), has the corporate power and authority to authorize, execute and deliver, in its capacity as managing member of the Specified Opinion Party, each of the Transaction Documents to which the Specified Opinion Party is a party, on behalf of the Specified Opinion Party and to authorize the Specified Opinion Party’s performance of its obligations under the Transaction Documents to which the Specified Opinion Party is a party;

(g) the authorization, execution and delivery by the Managing Member, in its capacity as managing member of the Specified Opinion Party, of each of the Transaction Documents to which the Specified Opinion Party is a party, on behalf of the Specified Opinion Party, have been duly authorized by all requisite corporate action on the part of the Managing Member;

(h) except to the extent expressly stated in the opinions contained herein with respect to the Specified Opinion Party, neither the authorization, execution and delivery by the Managing Member, in its capacity as managing member of the Specified Opinion Party, of the Transaction Documents to which the Specified Opinion Party is a party, on behalf of the Specified Opinion Party, nor the performance by the Specified Opinion Party of its obligations under each of the Transaction Documents to which the Specified Opinion Party is a party: (i) conflicts or will conflict with the certificate of incorporation or by-laws of the Managing Member or the Specified Opinion Party, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Managing Member or the Specified Opinion Party or their respective property is subject, (iii) contravenes or will contravene any order or decree of any governmental authority to which the Managing Member or the Specified Opinion Party or their respective property is subject, or (iv) violates or will violate any law, rule or regulation to which the Managing Member or the Specified Opinion Party or their respective property is subject; and

(i) except to the extent expressly stated in the opinions contained herein with respect to the Specified Opinion Party neither the authorization, execution and delivery by the Managing Member, in its capacity as managing member of the Specified Opinion Party, of the Transaction Documents to which the Specified Opinion Party is a party, on behalf of the Specified Opinion Party, nor the enforceability of each of the Transaction Documents to which the Specified Opinion Party is a party against the Specified Opinion Party requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

The GEO Group, Inc.

August 12, 2022

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Preliminary Prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher and Flom LLP

DJG

Schedule I

Covered Opinion Parties

Entity	Covered Guarantors	Delaware Opinion Parties	Texas Opinion Party	Massachusetts Opinion Parties
Behavioral Acquisition Corp.	X	X
Behavioral Holding Corp.	X	X
BI Mobile Breath, Inc.	X	X
BII Holding Corporation	X	X
BII Holding I Corporation	X	X
Broad Real Estate Holdings, LLC	X	X
CCMAS, LLC	X	X
CEC Intermediate Holdings LLC	X	X
CEC Parent Holdings LLC	X	X
CiviGenics, Inc.	X			X
CiviGenics Management Services, LLC	X			X
CiviGenics-Texas, Inc.	X		X
Clearstream Development LLC	X	X
Community Education Centers, Inc.	X	X
Cornell Companies, Inc.	X	X

Entity	Covered Guarantors	Delaware Opinion Parties	Texas Opinion Party	Massachusetts Opinion Parties
Cornell Corrections Management, LLC	X	X
Cornell Corrections of Rhode Island, Inc.	X	X
Cornell Corrections of Texas, Inc.	X	X
Correctional Properties Prison Finance LLC	X	X
Correctional Properties, LLC	X	X
Correctional Services Corporation LLC	X	X
Correctional Systems, LLC	X	X
CPT Limited Partner, LLC	X	X
CPT Operating Partnership L.P.	X	X
GEO Acquisition II, Inc.	X	X
GEO Care LLC	X	X
GEO CC3 Inc.	X	X
GEO CPM, Inc.	X	X
GEO Management Services, Inc.	X	X
GEO Holdings I, Inc.	X	X
GEO International Services, Inc.	X	X
GEO MCF LP, LLC	X	X

Entity	Covered Guarantors	Delaware Opinion Parties	Texas Opinion Party	Massachusetts Opinion Parties
GEO RE Holdings LLC	X	X
GEO Reentry, Inc.	X	X
GEO/DEL/R/02, Inc.	X	X
GEO/DEL/T/02, Inc.	X	X
Highpoint Investments LLC	X	X
MCF GP, LLC	X	X
Municipal Corrections Finance, L.P.	X	X
Public Properties Development and Leasing LLC	X	X
SECON, Inc.	X			X
WBP Leasing, LLC	X	X

Schedule II

Non-Covered Opinion Parties

Entity	Non-Covered Guarantors
ADAPPT, LLC	X
Arapahoe County Residential Center, LLC	X
B.I. Incorporated	X
CCC Wyoming Properties, LLC	X
CEC Staffing Solutions, LLC	X
Community Alternatives	X
Community Corrections, LLC	X
Fenton Security, LLC	X
GEO Secure Services, LLC	X
GEO Corrections Holdings, Inc.	X
GEO Leasing, LLC	X
GEO Operations, Inc.	X
GEO Reentry of Alaska, Inc.	X
GEO Reentry Services, LLC	X
GEO Transport, Inc.	X
Minsec Companies, LLC	X
Minsec Treatment, LLC	X
Protocol Criminal Justice, Inc.	X
The GEO Group, Inc.	X